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                                                                             CBS
                                                                    EXHIBIT 3(a)


                                 CBS CORPORATION
                       RESTATED ARTICLES OF INCORPORATION

                      (As amended through October 27, 1999)

         FIRST: The name of the corporation (hereinafter called the "Company") is CBS CORPORATION.


         SECOND: The location and post office address of the current registered office of the Company in the Commonwealth of Pennsylvania is Westinghouse Building, Gateway Center, Pittsburgh, Allegheny County, Pennsylvania 15222.


         THIRD: The Company is subject to the Act of the General Assembly of the Commonwealth of Pennsylvania, known as the "Business Corporation Law," approved May 5, 1933, and any act amendatory thereof, supplementary thereto or substituted therefor, and the purposes for which the Company is organized are:

                  (1) To develop, build, manufacture, process and otherwise produce, to purchase, lease, exchange and otherwise acquire, and to hold, own, use, operate, repair, sell, lease, assign, distribute and otherwise deal in and dispose of structures, machinery, equipment, apparatus, appliances, devices, products, materials, articles, processes and systems for any application or purpose, whether for use for industrial, utility, transportation, broadcasting, communication, home, defense, consumer or other purposes or applications, or combinations thereof, whatsoever, including but not limited to the following: for the generation, conversion, transmission, utilization, storage and control of any form of energy whatsoever (including but not limited to electrical, mechanical, chemical, atomic, nuclear, steam, thermal, mineral, gas, water and solar); for the handling, conditioning, heating, cooling, treatment, application or use of air and other gases, liquids and solids; for aerial, nautical, terrestrial, spatial or celestial operations, applications or navigation; for radio, television and all other forms of transmission, reception or communication; and for incorporation into or use in, on or about any establishment, building or structure of any kind or nature whatsoever; and any and all related engines, turbines, motors, parts, tools, accessories and improvements thereof and supplies or materials pertaining or incidental to any of the above structures, machinery, equipment, apparatus, appliances, devices, products, materials, articles, processes and systems, of any kind or nature whatsoever.

                  (2) To develop, build, manufacture, process and otherwise produce, to purchase, lease, exchange and otherwise acquire, and to hold, own, use, operate, repair, sell, lease, assign, distribute and otherwise deal in and dispose of structures,

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         machinery, equipment, apparatus, appliances, devices, products, materials, articles, processes, systems, goods, wares and merchandise of every kind, nature and description, and to engage in any industrial, manufacturing, mining, mercantile, broadcasting, trading or other lawful business of any kind or character whatsoever.

                  (3) To conduct and carry on research work in, and to engage in any activity pertaining or incidental to, any scientific, technical or other field or fields, and to render services of a scientific, technical or other nature to any person, association, firm, corporation, country, state, municipality or other governmental division or subdivision.

                  (4) To purchase, lease, exchange and otherwise acquire all, or any part of, or any interest in, the properties, assets, business and goodwill of any one or more persons, associations, firms or corporations; to pay for the same in cash, property or its own or other securities; to hold, own, use, operate, reorganize and otherwise manage such properties, assets, business and goodwill; to sell, lease, assign, distribute, liquidate and otherwise deal in and dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, associations, firms or corporations.

                  (5) To develop, apply for, register, take licenses in respect of, purchase, lease, exchange and otherwise acquire, and to hold, own, use, operate, sell, lease, assign, grant licenses in respect of, manufacture under, exercise and otherwise deal in and dispose of any and all inventions, devices, formulae, technical or business information, including trade secrets, know-how, processes, improvements and modifications thereof, letters patent and all rights connected therewith or appertaining thereto, copyrights, trademarks, trade names, trade symbols and other indications of origin and ownership, franchises, licenses, concessions or other rights granted by or recognized under the laws of any country, state, municipality or other governmental division or subdivision.

                  (6) To purchase, exchange and otherwise acquire, and to hold, own, sell, assign, transfer, reissue, cancel and otherwise deal in and dispose of its own shares and securities, to such extent and in such manner and upon such terms as it may determine; provided that the Company shall not use its funds or property for the purchase of its own shares when such purchase shall be prohibited by law; and provided that shares of its capital stock which belong to the Company shall not be voted directly or indirectly.

                  (7) To enter into, make, perform and carry out contracts and agreements of every kind and description which may be necessary, appropriate, convenient or advisable in carrying out the purposes of the Company, with any person, association, firm, corporation, country, state, municipality or other governmental division or subdivision.

                  (8) To carry out any of or all the foregoing purposes as principal or agent and alone or with associates; and to execute from time to time such general or special powers of attorney to such person or persons as it may determine, granting to such

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         person or persons such powers as it may deem proper, and to revoke such powers of attorney as and when it may desire; and to conduct its business in any and all of its branches at one or more offices in the Commonwealth of Pennsylvania and elsewhere.

                  (9) To do everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes herein enumerated, or which shall at any time appear conducive to or expedient for the accomplishment of any of such purposes, not inconsistent with the laws of the Commonwealth of Pennsylvania.

                  Except as otherwise expressly provided in this Article THIRD, none of the purposes set forth above in this Article THIRD shall be in any way limited or restricted by reference to, or inference from, any other of the purposes therein set forth, and each of said purposes shall be regarded as a separate and independent purpose.

                  The purposes set forth above shall be construed as powers as well as purposes; but the enumeration herein of certain powers is not intended to be exclusive of, or a waiver of, but shall be in addition to, the powers, rights or privileges granted or conferred by said "Business Corporation Law" and any other laws of the Commonwealth of Pennsylvania applicable to the Company that may now or hereafter be in force. Without limiting the generality of the foregoing, the Company shall have and may exercise the general powers which are now or may hereafter be enumerated in Section 302 of said "Business Corporation Law," or any act amendatory thereof, supplemental thereto or substituted therefor, to the same extent as if such powers were set forth in full herein.

                  Except as otherwise provided by law or these Restated Articles of Incorporation or the By-laws, the powers of the Company shall be exercised by its Board of Directors.

                  Nothing herein contained shall authorize or be construed as intended to authorize the Company to carry on any business or exercise any powers in any commonwealth, state, territory, or country which a business corporation organized under the laws of such commonwealth, state, territory or country could not carry on or exercise, except to the extent permitted or authorized by the laws of such commonwealth, state, territory or country; and notwithstanding any provision herein, the Company shall not be deemed to have the power to carry on or exercise within the Commonwealth of Pennsylvania any business whatsoever the carrying on or exercising of which would prevent the Company from being classified as a business corporation under said "Business Corporation Law," or any act amendatory thereof, supplemental thereto or substituted therefor.


         FOURTH: The term of existence of Company shall be perpetual.


         FIFTH: A. The total number of shares of all classes of stock which the Company shall have authority to issue is 1,125,000,000 consisting of: (1) 25,000,000 shares of Preferred

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Stock, par value $1.00 per share ("Preferred Stock"), and (2) 1,100,000,000 shares of Common Stock, par value $1.00 per share ("Common Stock").

                B. The Board of Directors is hereby expressly authorized to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock. Before any share of any such series is issued, the Board shall fix, and hereby is expressly empowered to fix, the following provisions of the shares thereof:

                (1) the terms of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

                (2) whether the shares of such series shall have voting rights in addition to any voting rights provided by law and, if so, the terms of such voting rights, which may be general or limited;

                (3) the dividends, if any, payable on such series, whether any such dividends shall be cumulative and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

                (4) whether the shares of such series shall be subject to redemption at the election of the Company or the holders of such series and, if so, the times, prices and other conditions of such redemption;

                (5) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in the event of, voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets of the Company;

                (6) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                (8) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, or upon the purchase, redemption or other acquisition by the Company of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

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                (9) the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional stock, including additional shares of any other series of Preferred Stock or of any other class of stock; and

                (10) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

                C. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

                D. Subject to the provisions of this Article FIFTH and actions taken by the Board of Directors pursuant to this Article FIFTH:

                (1) such dividends (whether in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time in accordance with the laws of the Commonwealth of Pennsylvania; and the holders of the Preferred Stock shall not be entitled to participate in any such dividends whether payable in cash, stock or otherwise;

                (2) voting power shall be exclusively vested in the Common
         Stock;

                (3) dividends upon shares of any class of the Company shall be payable only out of assets legally available for the payment of such dividends, and the rights of the holders of the Preferred Stock of all series and of the holders of the Common Stock in respect of dividends shall at all times be subject to the power of the Board of Directors, which is hereby expressly vested in said Board, from time to time to set aside such reserves and to make such other provisions, if any, as said Board shall deem to be necessary or advisable for working capital, for additions, improvements and betterments to plant and equipment, for expansion of the Company's business (including the acquisition of real and personal property for that purpose), for plans for maintaining employment at the plants of the Company and also for other plans for the benefit of employees generally, and for any other purposes of the Company whether or not similar to those herein mentioned;

                (4) holders of Preferred Stock and holders of Common Stock shall not have any preemptive, preferential or other right to subscribe for or purchase or acquire any shares of any class or any other securities of the Company, whether now or hereafter authorized, and whether or not convertible into, or evidencing or carrying the right to purchase, shares of any class or any other securities now or hereafter authorized, and whether the same shall be issued for cash, services or property, or by way of dividend or otherwise, other than such right, if any, as the Board of Directors in its discretion from

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         time to time may determine. If the Board of Directors shall offer to the holders of the Preferred Stock or the holders of the Common Stock, or any of them, any such shares or other securities of the Company, such offer shall not in any way constitute a waiver or release of the right of the Board of Directors subsequently to dispose of other portions of said shares or securities without so offering the same to said holders;

                (5) the shares of Preferred Stock and the shares of Common Stock may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine;

                (6) subject to the provisions of the By-laws of the Company as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of shareholders entitled to vote, each holder of record of shares of any class of the Company shall be entitled to one vote, on each matter submitted to a vote at a meeting of shareholders and in respect of which shares of such class shall be entitled to be voted, for every share of such class standing in his name on the books of the Company;

                (7) in each election of directors no shareholder shall have any right to cumulate his votes and cast them for one candidate or distribute them among two or more candidates.

                E. 1. DESIGNATION AND AMOUNT. The shares of this series shall be designated as "Series A Participating Preferred Stock" (the "Series A Preferred Stock"). The par value of each share of Series A Preferred Stock shall be $1.00. The number of shares constituting the Series A Preferred Stock initially shall be 5,000,000; PROVIDED, HOWEVER, that, if more than a total of 5,000,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of December 28, 1995, between the Company and First Chicago Trust Company of New York, as Rights Agent (as such agreement may be amended from time to time, the "Rights Agreement"), the Board of Directors of the Company, pursuant to Section 1914(c) and/or Section 1522(b) of the Pennsylvania Business Corporation Law of 1988, as amended (the "Pennsylvania BCL"), and in accordance with the provisions of Article FIFTH of the Restated Articles of Incorporation, shall adopt a resolution or resolutions increasing the previously determined total number of shares of Series A Preferred Stock authorized to be issued (to the extent that the Restated Articles of Incorporation then permit) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights and directing that a statement or articles of amendment with respect to such increase in authorized shares for the Series A Preferred Stock be executed and filed with the Department of State of the Commonwealth of Pennsylvania.

                2. DIVIDENDS AND DISTRIBUTIONS.

                (a) Subject to the provisions for adjustment hereinafter set forth, the holders of outstanding shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) a cash

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dividend in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of each cash dividend declared or paid on the Common Stock, $1.00 par value per share, of the Company (the "Common Stock") and any other security ranking junior to the Series A Preferred Stock, and (ii) a preferential cash dividend (the "Preferential Dividends"), if any, in preference to the holders of Common Stock and any other security ranking junior to the Series A Preferred Stock, on the first day of March, June, September and
December of each year (each a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, payable in an amount (except in the case of the first Quarterly Dividend Payment if the date of the first issuance of Series A Preferred Stock is a date other than a Quarterly Dividend Payment date, in which case such payment shall be a prorated amount of such amount) equal to $1.00 per share of Series A Preferred Stock less the per share amount of all cash dividends declared on the Series A Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly
Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In addition, in the event the Company shall, at any time after the issuance of any share or fraction of a share of Series A Preferred Stock, pay any dividend or make any distribution on the shares of Common Stock of the Company, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Company or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than (x) cash dividends subject to the immediately preceding sentence, (y) a distribution of shares of Common Stock or other capital stock of the Company or (z) a distribution of rights or warrants to acquire any such shares, including as such a right any debt security convertible into or exchangeable for any such shares, at a price less than the Fair Market Value (as hereinafter defined) of such shares on the date of issuance of such rights or warrants), then, and in each such event, the Company shall simultaneously pay on each then outstanding share of Series A Preferred Stock a distribution, in like kind, of 100 times such distribution paid on a share of Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series A
Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as "Dividends" and the multiple of such cash and non-cash dividends and distributions on the Common Stock applicable to the determination of the Dividends, which shall be 100 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple." In the event the Company shall at any time after January 9, 1996 declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Dividends which holders of shares of Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

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                (b) The Company shall declare each Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid shall be paid or set aside for payment on the Common Stock unless a Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid, or set aside for payment, on the Series A Preferred Stock.

                (c) Preferential Dividends shall begin to accrue on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such shares of Series A Preferred Stock. Accrued but unpaid Preferential Dividends shall cumulate but shall not bear interest.

                (d) Any dividend payment made on shares of the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid Preferential Dividend due with respect to shares of the Series A Preferred Stock.

                (e) All dividends paid with respect to shares of the Series A Preferred Stock pursuant to this paragraph 2 shall be paid pro rata on a share-by-share basis to the holders entitled thereto.

                (f) The holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends or distributions except as provided herein.

                3. VOTING RIGHTS. The holders of record of outstanding shares of Series A Preferred Stock shall have the following voting rights:

                (a) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the holders of the Common Stock. The number of votes which a holder of a share of Series A Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the Company shall at any time after January 9, 1996 declare or pay any dividend on Common Stock, payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series A Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                (b) Except as otherwise provided herein, in the Restated Articles of Incorporation, in the By-laws, or as otherwise provided by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

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                (c) In the event that the Preferential Dividends payable to the holders of Series A Preferred Stock are in arrears and unpaid for the equivalent of six quarterly periods, the Board of Directors will be increased by two directors and the holders of Series A Preferred Stock, together with the holders of all other outstanding series of the Preferred Stock in respect of which such a default in payment of dividends as described hereinabove exists and is entitled to vote thereon, voting as a single class without regard to series, will be entitled to elect two directors of the expanded Board of Directors. Such entitlement shall continue until such time as all dividends in arrears on all of the Series A Preferred Stock at the time outstanding have been paid or declared and set aside for payment, whereupon such voting rights of the holders of the Series A Preferred Stock shall cease (and, unless holders of shares of other series of Preferred Stock shall still have the right to elect such directors, the respective terms of the two additional directors shall thereupon expire and the number of directors constituting the full board be decreased by two) subject to being again revived from time to time upon the reoccurrence of the conditions described in this paragraph (3)(c) as giving rise thereto.

                At any time when the rights of holders of Series A Preferred Stock to elect two additional directors shall have so vested, the Company shall, upon the written request of the holders of record of not less than 10% of the Series A Preferred Stock then outstanding (or 10% of all of the shares of Preferred Stock having the right to vote for such directors in case holders of shares of other series of Preferred Stock shall also have the right to elect directors in such circumstances), call a special meeting of holders of the Series A Preferred Stock (and other series of Preferred Stock, if applicable) for the election of directors. In the case of a written request, the special meeting shall be held within 60 days after the delivery of the request, upon the notice provided by law and in the By-laws of the Company; except that the Company shall not be required to call such a special meeting if the request is received less than 120 days before the date fixed for the next ensuing annual meeting of shareholders of the Company.

                Whenever the number of directors of the Company shall have been increased by two as provided in this paragraph (3)(c), the number as so increased may thereafter be further increased or decreased in such manner as may be permitted by the By-laws and without the vote of the holders of Series A Preferred Stock. No such action shall impair the right of the holders of Series A Preferred Stock to elect and to be represented by two directors as provided in this paragraph (3)(c).

                The two directors elected as provided in this paragraph (3)(c) shall serve until the next annual meeting of shareholders of the Company and until their respective successors shall be elected and qualified or the earlier expiration of their terms as provided in this paragraph (3)(c). No such director may be removed without the vote of holders of a majority of shares of Series A Preferred Stock (or holders of a majority of shares of Preferred Stock having the right to vote in the election of such director in case holders of shares of other series of Preferred Stock shall also have the right to elect such director). If, prior to the expiration of the term of any such director, a vacancy in the office of such director shall occur, such vacancy shall, until the expiration of such term, in each case be filled by the remaining director elected as provided in this paragraph (3)(c) or, if none remains in office, by vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock (or holders of a majority of

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shares of Preferred Stock who are then entitled to participate in the election of such directors in case holders of shares of other series of Preferred Stock shall also have the right to elect such director).

                (d) Except as otherwise required by the Articles of Incorporation or By-laws or set forth in this paragraph 3 or in paragraph 13 or as otherwise provided by law, holders of Series A Preferred Stock shall have no other special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

                4. CERTAIN RESTRICTIONS.

                (a) Whenever Preferential Dividends or Dividends are in arrears or the Company shall be in default of payment thereof, thereafter and until all accrued and unpaid Preferential Dividends and Dividends, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid or set irrevocably aside for payment in full, and in addition to any and all other rights which any holder of shares of Series A Preferred Stock may have in such circumstances, the Company shall not:

                (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series A Preferred Stock, unless dividends are paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

                (iii) except as permitted by subparagraph (iv) of this paragraph 4(a), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or

                (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except as permitted by subparagraph (iii) of this paragraph 4(a) or in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and

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         preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                (b) The Company shall not permit any Subsidiary (as hereinafter defined) of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under subparagraph (a) of this paragraph 4, purchase or otherwise acquire such shares at such time and in such manner. A "Subsidiary" of the Company shall mean any corporation or other entity of which securities or other ownership interests entitled to cast at least a majority of the votes that would be entitled to be cast in an election of the board of directors of such corporation or other entity or other persons performing similar functions are beneficially owned, directly or indirectly, by the Company or by any corporation or other entity that is otherwise controlled by the Company.

                (c) The Company shall not issue any shares of Series A Preferred Stock except upon exercise of Rights issued pursuant to the Rights Agreement, a copy of which is on file with the Secretary of the Company at its principal executive office and shall be made available to shareholders of record without charge upon written request therefor addressed to said Secretary. Notwithstanding the foregoing sentence, nothing contained in the provisions of this Article FIFTH (E) shall prohibit or restrict the Company from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from, or greater than, those of the Series A Preferred Stock or, subject to the limitations set forth in paragraph 13, from creating other securities senior to, junior to or on a parity with the Series A Preferred Stock.

                5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be redesignated and reissued as part of any series of the Preferred Stock.

                6. LIQUIDATION, DISSOLUTION OR WINDING UP; FAIR VALUE FOR PURPOSES OF PENNSYLVANIA ANTI-TAKEOVER STATUTE.

                (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless the holders of shares of Series A Preferred Stock outstanding shall have received out of the assets of the Company available for distribution to its shareholders after payment or provision for payment of any securities ranking senior to the Series A Preferred Stock, for each share of Series A Preferred Stock, subject to adjustment as hereinafter provided, (A) $100.00 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or, (B) if greater than the amount specified in clause
(i)(A) of this sentence, an amount equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, as the same may be adjusted as hereinafter provided, and (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series A Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series A Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Company pursuant to clause (i)(B) of the foregoing sentence is hereinafter referred to as the "Participating Liquidation Amount" and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Company applicable pursuant to said clause to the determination of the Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Liquidation Multiple." In the event the Company shall at any time after January 9, 1996 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then, in each such case, the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series A Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. Except as provided in this paragraph 6(a), holders of Series A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the Company.

                (b) For the purposes of this paragraph 6, none of the following shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company:

                (i) the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company;

                (ii) the consolidation or merger of the Company with or into one or more other corporations or other associations;

                (iii) the consolidation or merger of one or more corporations or other associations with or into the Company;

                (iv) the participation by the Company in a share exchange;

                (v) the division of the Company pursuant to sections 1951 through 1957 of the Pennsylvania BCL;

                (vi) the conversion of the Company pursuant to sections 1961 through 1966 of the Pennsylvania BCL;

                (c) Notwithstanding anything to the contrary in this Article FIFTH (E), in case any Controlling Person or Group (as defined from time to time in Section 2543 of the Pennsylvania

BCL) shall be required to purchase any shares of Series A Preferred Stock pursuant to Sections 2541 through 2548 of the Pennsylvania BCL, as in effect from time to time, the amount that is determined to represent the "fair value" (as that term is used in such Section 2542 of the Pennsylvania BCL) of such shares shall be an amount per share equal to the Liquidation Multiple then in effect times the aggregate amount per share that such Controlling Person or Group is required to pay to purchase any share of Common Stock pursuant to such Sections 2541 through 2548 of the Pennsylvania BCL.

                7. CERTAIN RECLASSIFICATIONS AND OTHER EVENTS.

                (a) In the event that holders of shares of Common Stock of the Company receive after January 9, 1996 in respect of their shares of Common Stock any share of capital stock of the Company (other than any share of Common Stock of the Company), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a "Transaction"), then, and in each such event, the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall be adjusted so that after such event the holders of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights to which the holder of a share of Common Stock shall be entitled by virtue of the receipt in the Transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

                (b) In the event that holders of shares of Common Stock of the Company receive after January 9, 1996 in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph 7(b), any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Fair Market Value of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Fair Market Value of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

                (c) In the event that holders of shares of Common Stock of the Company receive after January 9, 1996 in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Company (other than shares of Common Stock), including as such a right, for all purposes of this paragraph 7(c), any security convertible into or exchangeable for capital stock of the Company (other than Common Stock), at a purchase price per share less than the Fair Market Value of a share of such capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event each holder of a share of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise, and multiplied again by the Discount Fraction (as hereinafter defined), (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise, and multiplied again by the Discount Fraction and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise, and multiplied again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock of the Company as contemplated by this paragraph 7(c) immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

                (d) For purposes of this Article FIFTH (E), the "Fair Market Value" of a share of capital stock of the Company (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing price per share thereof over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; PROVIDED, HOWEVER, that in the event that such Fair Market Value of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock or division of the Company pursuant to Sections 1951 through 1957 of the Pennsylvania BCL, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Company to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors of the Company is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Fair Market Value thereof as aforesaid, "Fair Market Value" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Company. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Company.

                8. CONSOLIDATION, MERGER, ETC. In case the Company shall enter into any consolidation, merger, division, share exchange, combination, sale of all or substantially all of the Company's assets, or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Vote Multiple, the Dividend Multiple or the Liquidation Multiple in effect immediately prior to such event; PROVIDED, HOWEVER, no fractional share or scrip representing fractional shares of any other stock or securities shall be issued. Instead of any fractional interest in a share of such other stock or securities which would otherwise be deliverable pursuant to this paragraph 8, the Company will pay to the holder thereof an amount in cash (computed to the nearest cent) equal to the same fraction of the Fair Market Value of a share of such other stock or security.

                9. EFFECTIVE TIME OF ADJUSTMENTS.

                (a) Adjustments to the Series A Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

                (b) The Company shall give prompt written notice to each holder of a share of outstanding Series A Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Company of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

                10. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable at the option of the Company or any holder thereof. Notwithstanding the foregoing sentence of this paragraph, the Company may acquire shares of Series A Preferred Stock in any other manner permitted by law, the provisions hereof and the Restated Articles of Incorporation.

                11. RANKING. The Series A Preferred Stock shall rank senior to the Common Stock and, unless otherwise provided in a Statement with Respect to Shares or an amendment to the Restated Articles of Incorporation relating to the determination of a subsequent series of preferred stock of the Company, the Series A Preferred Stock shall rank junior to all other series of the Company's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up.

                12. LIMITATIONS. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in this Article FIFTH (E) (as such may be amended from time to time) or otherwise in the Restated Articles of Incorporation.

                13. AMENDMENT. So long as any shares of the Series A Preferred Stock are outstanding, the Company shall not amend this Article FIFTH (E) or the Restated Articles of Incorporation in any manner which would alter or change the rights, preferences or limitations of the Series A Preferred Stock so as to affect such rights, preferences or limitations in any material respect prejudicial to the holders of the Series A Preferred Stock without, in addition to any other vote of shareholders required by law, the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting together as a single class; PROVIDED, HOWEVER, that the creation of another series of the Preferred Stock ranking senior to or on a parity with the Series A Preferred Stock as to the payment of dividends or the distribution of assets or liquidation, dissolution or winding up shall not be deemed to be prejudicial to the holders of the Series A Preferred Stock for the purposes of this paragraph 13.


                F. 1. DESIGNATION AND AMOUNT. The shares of this series shall be designated as "Series B Participating Preferred Stock" (the "Series B Preferred Stock"). The par value of each share of Series B Preferred Stock shall be $1.00. The number of shares constituting the Series B Preferred Stock shall initially be 10,150. The Company is authorized to issue fractional shares of Series B Preferred Stock to 1/1000th of a share in accordance with the terms herein. All references herein to shares of Series B Preferred Stock shall be deemed to include, if applicable, references to such fractional shares.

                2. DIVIDENDS AND DISTRIBUTIONS.

                (a) Subject to the provisions for adjustment hereinafter set forth, the holders of outstanding shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, a cash dividend in an amount per share (rounded to the nearest cent) equal to 1000 times the aggregate per share amount of each cash dividend declared or paid on the Common Stock, $1.00 par value per share, of the Company (the "Common Stock"). In addition, in the event the Company shall, at any time after the issuance of any share or fraction of a share of Series B Preferred Stock, pay any dividend or make any distribution on the shares of Common Stock of the Company, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Company or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than (x) cash dividends subject to the immediately preceding sentence, (y) a distribution of shares of Common Stock or other capital stock of the Company subject to paragraph 8(a) below or (z) a distribution of rights or warrants to acquire any such shares subject to paragraph 8(b) or (c) below, including as such a right any debt security convertible into or exchangeable for any such shares, at a price less than the Fair Market Value (as hereinafter defined) of such shares on the date of issuance of such rights or warrants), then, and in each such event, the Company shall simultaneously pay on each then outstanding share of Series B Preferred Stock a distribution, in like kind, of 1000 times such distribution paid on a share of Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series B Preferred Stock to which holders thereof are entitled pursuant to the first and second sentences of this paragraph 2(a) are hereinafter referred to as "Dividends" and the multiple of such cash and non-cash dividends and distributions on the Common Stock applicable to the determination of the Dividends, which shall be 1000 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple." In the event the Company shall, at any time after the issuance of any share or fraction of a share of Series B Preferred Stock, declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Dividends which holders of shares of Series B Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                (b) The Company shall declare each Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid shall be paid or set aside for payment on the Common Stock unless a Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid, or set aside for payment, on the Series B Preferred Stock.

                (c) All Dividends paid with respect to shares of the Series B Preferred Stock shall be paid pro rata on a share-by-share basis to the holders entitled thereto.

                (d) The holders of shares of Series B Preferred Stock shall not be entitled to receive any dividends or distributions except as provided herein.

                3. VOTING RIGHTS. The holders of record of outstanding shares of Series B Preferred Stock shall have the following voting rights:

                (a) Subject to the provisions for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the holders of the Common Stock. The number of votes which a holder of a share of Series B Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the Company shall, at any time after the issuance of any share or fraction of a share of Series B Preferred Stock, declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series B Preferred Stock shall be entitled after such event shall be the Vote Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                (b) Except as otherwise provided herein, in the Restated Articles of Incorporation, in the By-laws or as otherwise provided by law, the holders of shares of Series B Preferred Stock, the holders of shares of Series A Participating Preferred Stock, par value $1.00 per share, of the Company (the "Series A Preferred Stock"), if any, and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

                (c) Except as otherwise required by the Restated Articles of Incorporation or the By-laws or set forth in this paragraph 3 or in paragraph 14 or as otherwise provided by law, holders of Series B Preferred Stock shall have no other special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

                4. CONVERSION. The shares of Series B Preferred Stock shall be convertible as follows:

                (a) Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the Series B Preferred Stock. Subject to the provisions for adjustment hereinafter set forth, each share of Series B Preferred Stock shall be convertible into 1000 shares of Common Stock. The number of shares of Common Stock into which each share of Series B Preferred Stock may be converted is hereinafter referred to as the "Conversion Rate." In the event the Company shall, at any time after the issuance of any share or fraction of a share of Series B Preferred Stock, declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Conversion Rate thereafter applicable shall be the Conversion Rate applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                (b) If the Merger Agreement (as hereinafter defined) is terminated in accordance with its terms, all outstanding shares of Series B Preferred Stock shall, at the option of the Company, be mandatorily converted into shares of Common Stock at the Conversion Rate applicable immediately prior to such termination.

                (c) No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then Fair Market Value per share of the Common Stock. For such purpose, all shares of Series B Preferred Stock held by each holder shall be aggregated, and any resulting fractional share of Common Stock shall be paid in cash. Before any holder of shares of Series B Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, the holder shall surrender the certificate or certificates representing the shares of Series B Preferred Stock, duly endorsed, at the office of the Company or of any transfer agent for the Series B Preferred Stock, and shall give written notice to the Company at such office that such holder elects to convert the same; PROVIDED, HOWEVER, that in connection with a conversion pursuant to paragraph 4(b) above, the conversion shall be deemed effective immediately upon the Company's election thereunder.

                The Company shall, as soon as practicable after such delivery, issue and deliver at such office to such holder of Series B Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled and a check payable to such holder in the amount of any cash amount payable as the result of a conversion into fractional shares of Common Stock, plus any declared and unpaid dividends on the converted Series B Preferred Stock. Subject to the proviso in the last sentence of the immediately preceding paragraph, such conversion shall be deemed to have been made immediately prior to the close of business on the date of receipt of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                (d) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock.

                (e) Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series B Preferred Stock or to the Company shall be given via facsimile transmission or via certified or registered U.S. mail or via private overnight delivery service, if to the holder, at (615) 316-6570 or such holder's address appearing on the books of the Company, and if to the Company, at (212) 597-4031 or 51 West 52nd Street, New York, NY 10019, attention General Counsel, or such other facsimile number or address as the holder or the Company shall notify the other of in accordance with the notice provisions set forth in this paragraph 4(e). Notice shall be deemed to have been given on the date of facsimile transmission (if the notice is faxed) or five days after mailing (if the notice is mailed) or the day after the notice is given to the delivery service (if sent by overnight courier).

                5. CERTAIN RESTRICTIONS.

                (a) Whenever Dividends are in arrears or the Company shall be in default on payment thereof, thereafter and until all accrued and unpaid Dividends, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid or set irrevocably aside for payment in full, and in addition to any and all other rights which any holder of shares of Series B Preferred Stock may have in such circumstances, the Company shall not:

                (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock;

                (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series B Preferred Stock, unless dividends are paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

                (iii) except as permitted by subparagraph (iv) of this paragraph 5(a), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series B Preferred Stock; or

                (iv) purchase or otherwise acquire for consideration any shares of Series B

         Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up) except as permitted by subparagraph (iii) of this paragraph 5(a) or in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                (b) The Company shall not permit any Subsidiary (as hereinafter defined) of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under subparagraph (a) of this paragraph 5, purchase or otherwise acquire such shares at such time and in such manner. A "Subsidiary" of the Company shall mean any corporation or other entity of which securities or other ownership interests entitled to cast at least a majority of the votes that would be entitled to be cast in an election of the board of directors of such corporation or other entity or other persons performing similar functions are beneficially owned, directly or indirectly, by the Company or by any corporation or other entity that is otherwise controlled by the Company.

                (c) The Company shall not issue any shares of Series B Preferred Stock except pursuant to the Agreement and Plan of Merger dated as of April 9, 1999, as it may be amended from time to time, among Gaylord Entertainment Company, Gaylord Television Company, Gaylord Communications, Inc., the Company, CBS Dallas Ventures, Inc. and CBS Dallas Media, Inc., a copy of which is on file with the Secretary of the Company at its principal executive offices and shall be made available to holders of Series B Preferred Stock without charge upon written request therefor addressed to the Secretary of the Company at the address set forth in paragraph 4(e) above. Notwithstanding the foregoing sentence, nothing contained in the provisions of this Article FIFTH (F) shall prohibit or restrict the Company from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from, or greater than, those of the Series B Preferred Stock or, subject to the limitations set forth in paragraph 14, from creating other securities senior to, junior to or on a parity with the Series B Preferred Stock.

                6. REACQUIRED SHARES. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares upon their retirement and cancelation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be redesignated and reissued as part of any series of Preferred Stock.

                7. LIQUIDATION, DISSOLUTION OR WINDING UP; FAIR VALUE FOR PURPOSES OF PENNSYLVANIA ANTI-TAKEOVER STATUTE.

                (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of stock ranking junior (upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless the holders of shares of Series B Preferred Stock outstanding shall have received out of the assets of the

Company available for distribution to its shareholders after payment or provision for payment of any securities ranking senior to the Series B Preferred Stock, for each share of Series B Preferred Stock, subject to adjustment as hereinafter provided, (A) $1.00 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or, (B) if greater than the amount specified in clause (i)(A) of this sentence, an amount equal to 1000 times the aggregate amount to be distributed per share to holders of Common Stock, as the same may be adjusted as hereinafter provided, and (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series B Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series B Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series B Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series B Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Company pursuant to clause (i)(B) of the foregoing sentence is hereinafter referred to as the "Participation Liquidation Amount" and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Company applicable pursuant to said clause to the determination of the Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Liquidation Multiple". In the event the Company shall, at any time after the issuance of any share or fraction of a share of Series B Preferred Stock, declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series B Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. Except as provided in this paragraph 7(a), holders of Series B Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the Company.

                (b) For the purposes of this paragraph 7, none of the following shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company:

                (i) the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company;

                (ii) the consolidation or merger of the Company with or into one or more other corporations or other associations;

                (iii) the consolidation or merger of one or more corporations or other associations with or into the Company;

                (iv) the participation by the Company in a share exchange;

                (v) the division of the Company pursuant to Sections 1951 through 1957 of the Pennsylvania Business Corporation Law (the "Pennsylvania BCL"); or

                (vi) the conversion of the Company pursuant to Sections 1961 through 1966 of the Pennsylvania BCL.

                (c) Notwithstanding anything to the contrary in this Article FIFTH (F), in case any Controlling Person or Group (as defined from time to time in Section 2543 of the Pennsylvania BCL) shall be required to purchase any shares of Series B Preferred Stock pursuant to Sections 2541 through 2548 of the Pennsylvania BCL, as in effect from time to time, the amount that is determined to represent the "fair value" (as that term is used in Section 2542 of the Pennsylvania BCL) of such shares shall be an amount per share equal to the Liquidation Multiple then in effect times the aggregate amount per share that such Controlling Person or Group is required to pay to purchase any share of Common Stock pursuant to such Sections 2541 through 2548 of the Pennsylvania BCL.

                8. CERTAIN RECLASSIFICATIONS AND OTHER EVENTS.

                (a) In the event that holders of shares of Common Stock receive, after the issuance of any share or fraction of a share of Series B Preferred Stock, in respect of their shares of Common Stock any share of capital stock of the Company (other than any share of Common Stock), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a "Transaction"), then, and in each such event, the dividend rights, voting rights, conversion rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series B Preferred Stock shall be adjusted so that after such Transaction the holders of Series B Preferred Stock shall be entitled, in respect of each share of Series B Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, (i) to such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) to such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights to which the holder of a share of Common Stock shall be entitled by virtue of the receipt in the Transaction of such capital stock, (iii) upon surrender of shares of Series B Preferred Stock for conversion, to the aggregate number and kind of shares of capital stock of the Company which, if such shares of Series B Preferred Stock had been converted immediately prior to such Transaction, such holder would have been entitled to receive by virtue of such Transaction and (iv) to such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

                (b) In the event that holders of shares of Common Stock receive, after the issuance of any share or fraction of a share of Series B Preferred Stock, in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph 8(b), any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Fair Market Value of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights, conversion rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series B Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple, the Conversion Rate and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple, the Conversion Rate and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Fair Market Value of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

                (c) In the event that holders of shares of Common Stock of the Company receive, after the issuance of any share or fraction of a share of Series B Preferred Stock, in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Company (other than shares of Common Stock), including as such a right, for all purposes of this paragraph 8(c), any security convertible into or exchangeable for capital stock of the Company (other than Common Stock) but excluding, for all purposes of this paragraph 8(c), any rights issuable under the Company's Rights Agreement dated as of December 28, 1995, with First Chicago Trust Company of New York, as it may be amended from time to time, at a purchase price per share less than the Fair Market Value of a share of such capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights, conversion rights and rights upon liquidation, dissolution or winding up of the Company of the shares of Series B Preferred Stock shall each be adjusted so that after such event each holder of a share of Series B Preferred Stock shall be entitled, in respect of each share of Series B Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise, and multiplied again by the Discount Fraction (as hereinafter defined), (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise, and multiplied again by the Discount Fraction, (iii) such additional conversion rights as equal the Conversion Rate in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the Fair Market Value per share of Common Stock on the date of such event less the Fair Market Value of the portion of the right or warrant so distributed applicable to one share of Common Stock and the denominator of which shall be the Fair Market Value per share of Common Stock on the date of such event and (iv) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise, and multiplied again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock of the Company as contemplated by this paragraph 8(c) immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

                (d) For purposes of this Article FIFTH (F), the "Fair Market Value" of a share of capital stock of the Company (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing price per share thereof over the 15 consecutive Trading Days (as hereinafter defined) immediately prior to such date; PROVIDED, HOWEVER, that in the event the Fair Market Value of any such share of capital stock is determined during a period which includes any date that is within 15 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such capital stock or division of the Company pursuant to Sections 1951 through 1957 of the Pennsylvania BCL, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Company to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors of the Company is open. If the shares are not publicly held or not so listed or traded on any day within the 15 Trading Day period applicable to the determination of Fair Market Value thereof as aforesaid, "Fair Market Value" shall mean the fair market value thereof per share as determined in good faith by the Board of

Directors of the Company. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Company.

                9. CONSOLIDATION, MERGER, ETC. In case the Company shall enter into any consolidation, merger, division, share exchange, combination, sale of all or substantially all of the Company's assets, or other transaction in which the shares of Common Stock are exchanged for or changed into other securities, cash and/or any other property, then in any such case each outstanding share of Series B Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Vote Multiple, the Dividend Multiple, the Conversion Rate or the Liquidation Multiple in effect immediately prior to such event; PROVIDED, HOWEVER, that no fractional share or scrip representing fractional shares of any other securities shall be issued; PROVIDED FURTHER, HOWEVER, that upon consummation of the merger contemplated in the Amended and Restated Agreement and Plan of Merger dated as of October 8, 1999, as it may be amended from time to time (the "Merger Agreement"), between the Company and Viacom Inc. ("Viacom"), each outstanding share of Series B Preferred Stock shall be converted into the aggregate number of shares of Series C Preferred Stock, par value $.01 per share, of Viacom Inc. (the "Viacom Preferred Stock") into which each share of Series B Preferred Stock is convertible pursuant to the Merger Agreement, and each share of Viacom Preferred Stock shall have substantially identical preferences, limitations and special rights as the Series B Preferred Stock except that such Viacom Preferred Stock shall, subject to adjustment (i) be convertible at any time into 1,000 shares of non-voting Class B Common Stock, par value $.01 per share, of Viacom (the "Viacom Class B Stock") and (ii) possess the voting power of 100 shares of Class A Common Stock, par value $.01 per share, of Viacom. Instead of any fractional interest in a share of such other securities which would otherwise be deliverable pursuant to this paragraph 9, the Company will pay to the holder thereof an amount in cash (computed to the nearest cent) equal to the same fraction of the Fair Market Value of a share of such other security or such other amount as may be set forth in the Merger Agreement.

                10. EFFECTIVE TIME OF ADJUSTMENTS.

                (a) Adjustments to the Series B Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

                (b) The Company shall give prompt written notice to each holder of a share of outstanding Series B Preferred Stock of the effect of any adjustment to the voting rights, dividend rights, conversion rights or rights upon liquidation, dissolution or winding up of the Company of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity or the force or effect of, or the requirement for, such adjustment.

                11. NO REDEMPTION. The shares of Series B Preferred Stock shall not be redeemable at the option of the Company or any holder thereof. Notwithstanding the foregoing sentence of this paragraph 11, the Company may acquire shares of Series B Preferred Stock in any other manner permitted by law, the provisions hereof or the Restated Articles of Incorporation.

                12. RANKING. The Series B Preferred Stock shall rank senior to the Common Stock, pari passu with the Series A Preferred Stock (except with respect to Preferential Dividends, in which case the Series B Preferred Stock shall rank junior to the Series A Preferred Stock) and, unless otherwise provided in a Statement with Respect to Shares or an amendment to the Restated Articles of Incorporation relating to the determination of a subsequent series of Preferred Stock, the Series B Preferred Stock shall rank junior to all other series of Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up.

                13. LIMITATIONS. Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in this Article FIFTH (F) (as such may be amended from time to time) or otherwise in the Restated Articles of Incorporation.

                14. AMENDMENT. So long as any shares of the Series B Preferred Stock are outstanding, the Company shall not amend this Article FIFTH (F) or the Restated Articles of Incorporation in any manner which would alter or change the rights, preferences or limitations cf the Series B Preferred Stock so as to affect such rights, preferences or limitations in any material respect prejudicial to the holders of the Series B Preferred Stock without, in addition to any other vote of shareholders required by law, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting together as a single class either in writing or by resolution adopted at an annual or special meeting called for the purpose; PROVIDED, HOWEVER, that the creation of another series of Preferred Stock ranking senior to or on a parity with the Series B Preferred Stock as to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up shall not be deemed to be prejudicial to the holders of the Series B Preferred Stock for the purposes of this paragraph 14.


         SIXTH: A. A higher than majority shareholder vote for certain Business Combinations (as defined below) shall be required as follows:

               (1) In addition to any affirmative vote required by law or these Restated Articles of Incorporation or the terms of any series of Preferred Stock or any other securities of the Company and except as otherwise expressly provided in Section B. of this Article SIXTH:

                           (a) any merger or consolidation of the Company or any
               Subsidiary with (i) any Interested Stockholder or with (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder;

                           (b) any sale, lease, exchange, mortgage, pledge,
               transfer or other disposition (in one transaction or a series of transactions whether or not related) to an Interested Stockholder (or an Affiliate or Associate of an Interested Stockholder) of any assets of the Company or of a Subsidiary having an aggregate Fair Market Value of $10,000,000 or more;

                           (c) any sale, lease, exchange, mortgage, pledge,
               transfer or other disposition (in one transaction or a series of transactions whether or not related) to or with the Company or a Subsidiary of any assets of an Interested Stockholder (or an Affiliate or Associate of an Interested Stockholder) having an aggregate Fair Market Value of $10,000,000 or more;

                           (d) the issuance or sale by the Company or any
               Subsidiary (in one transaction or a series of transactions whether or not related) of any securities of the Company or of any Subsidiary to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder in exchange for cash, securities or other consideration (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more except an issuance of securities upon conversion of convertible securities of the Company or of a Subsidiary which were not acquired by such Interested Stockholder (or such Affiliate or Associate) from the Company or a Subsidiary;

                           (e) the adoption of any plan or proposal for the
               liquidation or dissolution of the Company proposed by or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

                           (f) any reclassification of securities (including any
               reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities or securities convertible into equity securities of the Company or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; shall require the affirmative vote of (i) the holders of at least eighty percent (80%) of the combined voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in an annual election of directors (the "Voting Stock") and (ii) the holders of at least a majority of the combined voting power of the then outstanding Voting Stock held by Disinterested Stockholders, in each case voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, by any other provisions of these Restated Articles of Incorporation or by the terms of any series of Preferred Stock or any other securities of the Company;

               (2) The term "Business Combination" as used in this Article SIXTH shall mean any transaction which is referred to in any one or more of clauses (a) through (f) of paragraph (1) of Section A. of this Article SIXTH.

               B. The provisions of Section A. of this Article SIXTH shall not be applicable to any Business Combination, and such Business Combination shall require only such affirmative vote (if any) as is required by law, any other provision of these Restated Articles of Incorporation or the terms of any class or series of capital stock of the Company entitled to a preference over the Common Stock as to dividends or upon liquidation, or the terms of any other securities of the Company, if all of the conditions specified in either of the following paragraphs (1) or (2) are met:

               (1) The Business Combination shall have been approved by a majority of the Disinterested Directors or

               (2) All the following six conditions shall have been met -

                     (a) The transaction constituting the Business
               Combination shall provide for a consideration to be received by holders of Common Stock in exchange for their Common Stock, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

                           (i) (if applicable) the highest per share price
                  (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by the Interested Stockholder which were acquired (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Stockholder, whichever is higher;

                           (ii) the Fair Market Value per share of Common Stock
                  on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher; and

                           (iii) (if applicable) the price per share equal to
                  the Fair Market Value per share of Common Stock determined pursuant to clause (ii) immediately preceding, multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
                  fees) paid in order to acquire any shares of Common Stock beneficially owned by the Interested Stockholder which were acquired within the two-year period immediately prior to the Announcement Date to

                  (y) the Fair Market Value per share of Common Stock on the first day in such two-year period on which the Interested Stockholder beneficially owned any shares of Common Stock, whether or not such Stockholder was an Interested Stockholder on that day.

                     (b) If the transaction constituting the Business
               Combination shall provide for a consideration to be received by holders of any class of outstanding Voting Stock other than Common Stock, the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of such Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this clause (2)(b) shall be required to be met with respect to every class of outstanding Voting Stock other than Institutional Voting Stock, whether or not the Interested Stockholder beneficially owns any shares of a particular class of Voting Stock):

                           (i) (if applicable) the highest per share price
                  (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class of Voting Stock beneficially owned by the Interested Stockholder which were acquired (x) within the two-year period immediately prior to the Announcement Date or
                  (y) in the transaction in which it became an Interested Stockholder, whichever is higher;

                           (ii) (if applicable) the highest preferential amount
                  per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company;

                           (iii) the Fair Market Value per share of such class
                  of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                           (iv) (if applicable) the price per share equal to the
                  Fair Market Value per share of such class of Voting Stock determined pursuant to clause (iii) immediately preceding, multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class of Voting Stock beneficially owned by the Interested Stockholder which were acquired within the two-year period immediately prior to the Announcement Date to (y) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period on which the Interested Stockholder beneficially owned any shares of such class of Voting Stock, whether or not such Stockholder was an Interested Stockholder on that day.

                     (c) The consideration to be received by holders of a
               particular class of Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire shares of such class of Voting Stock which are beneficially owned by the Interested Stockholder and, if the Interested Stockholder beneficially owns shares of any class of Voting Stock which were acquired with varying forms of consideration, the form of consideration to be received by holders of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock beneficially owned by it. The prices determined in accordance with clauses (a) and (b) of paragraph (2) of this Section B. shall be subject to an appropriate adjustment in the event of any stock dividend, stock split, subdivision, combination of shares or similar event.

                     (d) After such Interested Stockholder has become an
               Interested Stockholder and prior to the consummation of such Business Combination:

                           (i) except as approved by a majority of the
                  Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock or other capital stock entitled to a preference over the Common Stock as to dividends or upon liquidation;

                           (ii) except as approved by a majority of the
                  Disinterested Directors, there shall have been (x) no reduction in the annual amount of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock) and (y) no failure to increase the annual amount of dividends as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock;

                           (iii) such Interested Stockholder shall not have
                  become the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Stockholder; and

                           (iv) there shall have always been at least three
                  Disinterested Directors on the Board of Directors.

                     e) After such Interested Stockholder has become an
               Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company, whether in anticipation of or in connection with such Business Combination or otherwise.

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

                     (f) A proxy or information statement describing the
               proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to shareholders at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

               C. For the purposes of this Article SIXTH:

                     (1) A "person" shall mean any individual, a
               partnership, a corporation, an association, a trust or other entity.

                     (2) "Interested Stockholder" at any particular time
               shall mean any person (other than the Company or any Subsidiary) who or which:

                           (a) is at such time the beneficial owner, directly or
                  indirectly, of five percent (5%) or more of the voting power of the Voting Stock;

                           (b) is an Affiliate of the Company and at any time
                  within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of five percent (5%) or more of the voting power of the Voting Stock; or

                           (c) is at such time an assignee of or has otherwise
                  succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder (as defined in C.(2)(a) and (b) above), if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                     (3) "Disinterested Stockholder" shall mean a
               shareholder of the Company who is not an Interested Stockholder or an Affiliate or an Associate of an Interested Stockholder.

                     (4) A person shall be a "beneficial owner" of any
               shares of Voting Stock:

                           (a) which such person or any of its Affiliates or
                  Associates beneficially owns, directly or indirectly;

                           (b) which such person or any of its Affiliates or
                  Associates has (i) the right to acquire (whether or not such right is exercisable immediately) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

                           (c) which are beneficially owned, directly or
                  indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                     (5) For the purpose of determining whether a person
               is an Interested Stockholder pursuant to paragraph (2) of this Section C., the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by an Interested Stockholder through application of paragraph (4) of this Section
               C. but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

                     (6) "Affiliate" or "Associate" shall have the
               respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 31, 1984 (the term "registrant" in such Rule 12b-2 meaning in this case the Company).

                     (7) "Subsidiary" means any corporation of which a
               majority of any class of equity security is owned, directly or indirectly, by the Company; PROVIDED, HOWEVER, that for the purposes of the definition of Interested Stockholder set forth in paragraph (2) of this Section C. the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Company.

                     (8) "Disinterested Director" means any member of the
               Board of Directors who is unaffiliated with, and not a representative or nominee of, an Interested Stockholder and (a) was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, or (b) recommended to succeed a Disinterested Director by a majority of the Disinterested Directors then on the Board.

                     (9) "Fair Market Value" means: (a) in the case of
               stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any other system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

                     (10) In the event of any Business Combination in
               which the Company survives, the phrase "consideration other than cash to be received" as used in paragraph (2) of Section B. of this Article SIXTH shall include the shares of Common Stock and the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

                     (11) The term "class" of Voting Stock shall be deemed
               to refer to a series of Voting Stock where more than one series of Voting Stock is outstanding within a class of Voting Stock.

                     (12) "Institutional Voting Stock" shall mean any
               class of Voting Stock which was issued to and continues to be held solely by one or more insurance companies, pension funds, commercial banks, savings banks or similar financial institutions or institutional investors.

               D. A majority of the Disinterested Directors of the Company shall have the power and duty to determine for the purposes of this Article SIXTH, on the basis of information known to them after reasonable inquiry, (1) whether a person is an Interested Stockholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether the requirements of Section B. of this Article SIXTH have been met with respect to any Business Combination, (5) whether a class of Voting Stock is Institutional Voting Stock and (6) whether the assets which are subject to any Business Combination have, or the consideration to be received for the issuance or transfer of securities by this Company or any subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more. Any such determination made in good faith shall be binding and conclusive on all parties.

               E. Nothing contained in this Article SIXTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

               F. In addition to any requirements of law and any other provisions of these Restated Articles of Incorporation or the terms of any class or series of capital stock of the Company entitled to a preference over the Common Stock as to dividends or upon liquidation, or the terms of any other securities of the Company (and notwithstanding the fact that a lesser percentage may be specified by law, these Restated Articles of Incorporation or any such terms), the affirmative vote of

               (1) the holders of eighty percent (80%) or more of the combined voting power of the Voting Stock, voting together as a single class, and

               (2) a majority of the combined voting power of the Voting Stock held by the Disinterested Stockholders, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article SIXTH.


         SEVENTH: A. Except as otherwise fixed by or pursuant to the terms of any class or series of capital stock of the Company entitled to a preference over the Common Stock as to dividends or upon liquidation, the number, qualification, terms of office, manner of election, time and place of meeting, compensation, powers and duties of the directors shall be fixed from time to time by or pursuant to the By-laws.

               B. If the By-laws so provide, the members of the Board (other than those who may be elected by the holders of any class or series of capital stock having a preference over the Common Stock as to dividends or upon liquidation pursuant to the terms of these Restated Articles of Incorporation or of such class or series of stock) shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, having such terms and being elected in such manner as shall be specified in the By-laws.


         EIGHTH: In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to:

               (1) adopt any By-laws a majority of the entire Board of Directors may deem necessary or desirable for the efficient conduct of the affairs of the Company, including, but not limited to, provisions governing the conduct of, and the matters which may properly be brought before, meetings of the shareholders and provisions specifying the manner and extent to which prior notice shall be given of the submission of proposals to be considered at any such meeting or of nominations for the election of directors to be held at any such meeting; and

               (2) repeal, alter or amend the By-laws by the vote of a majority of the entire Board of Directors.


         NINTH: In addition to any requirements of law and any other provisions of these Restated Articles of Incorporation or the terms of any series of Preferred Stock or any other securities of the Company (and notwithstanding the fact that a lesser percentage may be specified by law, these Restated Articles of Incorporation or any such terms), the affirmative vote of the holders of eighty percent (80%) or more of the combined voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in an annual election (the "Voting Stock"), voting together as a single class, shall be required to:

               (1) remove a director without cause (For purposes of this Article (NINTH) "cause" shall mean the willful and continuous failure of a director to substantially perform such director's duties to the Company, other than any such failure resulting from incapacity due to physical or mental illness, or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Company);

               (2) adopt, amend, alter or repeal any provision of the By-laws, except that By-law XVI may be amended or altered by a majority vote of the Voting Stock if the majority of the entire Board of Directors has first recommended the amendment or alteration for approval by the shareholders;

               (3) amend, alter or repeal or adopt any provision inconsistent with, Articles SEVENTH or EIGHTH or this Article NINTH; and

               (4) amend, alter or repeal or adopt any provisions inconsistent with any provision, other than Articles SIXTH, SEVENTH or EIGHTH or this Article NINTH, contained in these Restated Articles of Incorporation, unless otherwise first recommended and approved by a majority of the entire Board of Directors or, if there is an Interested Stockholder (as defined in Article SIXTH), by a majority of the Disinterested Directors (as defined in Article SIXTH), in which cases a majority vote of the Voting Stock is required to amend, alter or repeal such other provisions of these Restated Articles of Incorporation.


         TENTH: To the fullest extent that the law of the Commonwealth of Pennsylvania, as it exists on January 27, 1987, or as it may thereafter be amended, permits the elimination of the liability of directors, no director of the corporation shall be liable for monetary damages for any action taken, or any failure to take any action. This Article TENTH shall not apply to any breach of performance of duty or any failure of performance of duty by any director occurring prior to January 27, 1987. No amendment to or repeal of this Article TENTH shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any act or failure to act on the part of such director occurring prior to such amendment or repeal.

         ELEVENTH: The Company may, to the fullest extent permitted by applicable law as then in effect, indemnify any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) and may take such steps as may be deemed appropriate by the Company, including purchasing and maintaining insurance, entering in to contracts (including, without limitation, contracts of indemnification between the Company and its directors and officers), creating a trust fund, granting security interests or using other means (including, without limitation, a letter of credit) to insure the payment of such amount as may be necessary to effect such indemnification. This Article shall apply to any action taken, or any failure to take any action, on or after January 27, 1987.